                                                                    Exhibit 4.15

                                                                  EXECUTION COPY

                                 FIRST AMENDMENT
                    TO THE MBNA CREDIT CARD MASTER NOTE TRUST
                      AMENDED AND RESTATED TRUST AGREEMENT

         THIS FIRST AMENDMENT TO THE MBNA CREDIT CARD MASTER NOTE TRUST AMENDED AND RESTATED TRUST AGREEMENT dated as of July 12, 2001 (the "Amendment"), is between MBNA AMERICA BANK, NATIONAL ASSOCIATION, a national banking association, as Beneficiary and as Transferor, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee.

         WHEREAS, the parties hereto have created a statutory business trust pursuant to the Delaware Business Trust Act by filing the Certificate of Trust with the office of the Secretary of State on May 4, 2001, and entered into the Original Trust Agreement, dated as of May 4, 2001;

         WHEREAS, the parties hereto have executed that certain MBNA Credit Card Master Note Trust Amended and Restated Trust Agreement, dated as of May 24, 2001 (the "Agreement");

         WHEREAS the Beneficiary and Transferor and the Owner Trustee wish to amend the Agreement as provided herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         SECTION 1. Amendment of Section 2.15. Section 2.15 of the Agreement shall be and hereby is amended by adding the following subsections, which shall read in their entirety as follows:

               (e) To the extent the Delaware UCC applies, this Agreement creates a valid and continuing security interest (as defined in the Delaware UCC) in favor of the Trust in the Collateral Certificate, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Transferor.

               (f) The Collateral Certificate constitutes either an "account," a "general intangible," an "instrument," or a "certificated security," each within the meaning of the Delaware UCC.

               (g) At the time of the transfer and assignment of the Collateral Certificate to the Trust pursuant to this Agreement, the Transferor owned and had good and marketable title to the Collateral Certificate free and clear of any lien, claim or encumbrance of any Person.

               (h) The Transferor has caused or will have caused, within ten days of the execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Certificate granted to the Trust pursuant to this Agreement.

               (i) Other than the interests transferred and assigned to the Trust and the Indenture Trustee pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral Certificate. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of the Collateral Certificate other than any financing statement relating to the security interest granted to the Trust and the Indenture Trustee pursuant to this Agreement or any financing statement that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor.

               (j) Prior to the transfer of the Collateral Certificate to the Indenture Trustee, all original executed copies of the Collateral Certificate had been delivered to the Trust.

               (k) At the time of the transfer and assignment of the Collateral Certificate to the Trust pursuant to this Agreement, the Collateral Certificate had no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trust.

               (l) None of the representations and warranties contained subsections 2.15(e) through 2.15(k) shall be waived by any of the parties to this Agreement unless the Transferor has obtained written confirmation from each Note Rating Agency (as defined in the Indenture) that there will be no Ratings Effect (as defined in the Indenture) with respect to such waiver.

         SECTION 2. Effectiveness. The amendments provided for by this Amendment shall become effective upon the following:

         (a) Issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion (each as defined in the Indenture) to the Owner Trustee and the Indenture Trustee.

         (b) Delivery to the Indenture Trustee and the Owner Trustee of an Officer's Certificate (as defined in the Indenture) to the effect that the Trust reasonably believes that such amendment will not have an Adverse Effect (as defined in the Indenture) and is not reasonably expected to have an Adverse Effect at any time in the future.

         (c) Counterparts of this Amendment, duly executed by the parties hereto.

         SECTION 3. Instruction to the Owner Trustee. By its execution hereof, the Beneficiary hereby instructs the Owner Trustee to execute this Amendment.

         SECTION 4. Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

         SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

         SECTION 6. Governing Law. THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

         SECTION 7. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement. All Section or subsection references herein shall mean Sections or subsections of the Agreement, except as otherwise provided herein.

         IN WITNESS WHEREOF, the Transferor, the Beneficiary and the Owner Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                                WILMINGTON TRUST COMPANY, as
                                                Owner Trustee


                                                By: /s/ Donald G. MacKelcan
                                                    ------------------------
                                                    Name: Donald G. MacKelcan
                                                    Title: Vice President

                                                MBNA AMERICA BANK, NATIONAL
                                                ASSOCIATION, as Beneficiary and
                                                as Transferor


                                                By: /s/ Jerry M. Hamstead
                                                    -------------------------
                                                    Name: Jerry M. Hamstead
                                                    Title: Senior Vice President


Acknowledged and Accepted:

MBNA CREDIT CARD MASTER NOTE TRUST
By:  MBNA America Bank, National Association,
     as Beneficiary

        By: /s/ Jerry M. Hamstead
            ----------------------------
            Name: Jerry M. Hamstead
            Title: Senior Vice President